                                                                     Exhibit 4.2


                                    EXHIBIT A

                                 FORM OF WARRANT

                                                                       EXHIBIT A

                                     WARRANT


         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE WARRANT UNDER SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 1 of 1
Dated:                     , 2000
         ------------------
                                            Warrant to Purchase Shares of Common
                                                   Stock (subject to adjustment)


                        WARRANT TO PURCHASE COMMON STOCK
                                      OF
                                ZENGINE, INC.
                             VOID AFTER __, 2003

         This certifies that, for value received, REX Stores Corporation ("RSC") and its permitted and registered assigns ("Holder") is entitled, subject to the terms set forth below, to purchase from ZENGINE, INC. (the "Company"), a Delaware corporation, a number of unregistered shares of the common stock, no par value per share ("Common Stock"), of the Company equal to 1.7% of the number of shares of Common Stock which are issued and outstanding on the day immediately following the date the Company's Common Stock is issued and sold as a result of the Company's initial public offering (not including the underwriters' overallotment option) ("IPO"), as constituted on the date thereof, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

         1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date of issue set forth on the face of this Warrant (the "Warrant Issue Date") and ending at 5:00 p.m., Pacific time, on the earlier of:
(i) the termination of the Software Services Agreement by and among the Company, rexstores.com, Inc. and RSC dated January 21, 2000 prior to the expiration of the Term (as defined therein); or (ii) on __, 2003, and shall be void thereafter. This Warrant shall not be exercisable unless and until Zengine completes an IPO.

         2. EXERCISE PRICE. The Exercise Price at which this Warrant may be exercised shall be the price per share of a share of Company Common Stock sold in the Company's IPO, as adjusted from time to time pursuant to Section 11 hereof.


         EXERCISE OF WARRANT.

                  (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for less than five hundred (500) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment
(i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, (iii) by a combination of (i) and (ii), of the purchase price of the shares to be purchased, or (iv) as set forth in Section 3(c), below.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

                  (c) NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:


                           Y (A-B)
                           -------
                  X =          A

         Where    X =      the number of shares of Common Stock to be issued to
                           the holder;

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

                  A = the fair market value of one share of the Company's Common Stock (at the date of such calculation); and,

                  B = Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of THE WALL STREET JOURNAL for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company's initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company's initial public offering.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement and bond reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

         7.       TRANSFER OF WARRANT.

                  (a) WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

         (b) WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

         (c) TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company, which shall not be unreasonably withheld, except that RSC may transfer this Warrant to any affiliate (as such term is defined by the Securities Exchange Act of 1934, as amended) of RSC which is majority owned by RSC. All transfers must comply with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act") and with the limitations on assignments and transfers set forth above, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

         (d) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

         (e)      COMPLIANCE WITH SECURITIES LAWS.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (ii) This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                  "THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE LAWS. COPIES OF THE WARRANT AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY."

         8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the

"Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         9.       NOTICES.

                  (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

                  (b)      In case:

                           (i) the Company shall take a record of the holders of
its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii) of any capital reorganization of the Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

                           (iii) of any voluntary dissolution, liquidation or
winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

                  (c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

         10.      AMENDMENTS.

                  (a) Any term of this Warrant may be amended only with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon each holder of any of the warrants outstanding for the Common Stock relating to this Warrant (the "Common Stock Warrants"), and the Company; provided, however, that no special consideration or inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders equally and ratably in accordance with the number of shares of Common Stock issuable upon exercise of their Common Stock Warrants. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this Section 10.

                  (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  11.1 MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The foregoing provisions of this Section 11.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         11.2 RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

         11.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         11.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

         11.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         11.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

         12.      MISCELLANEOUS.

                  12.1 GENERAL DISPUTE PRINCIPLES. (a) All disputes between the parties under this Warrant shall be settled, if possible, through good faith negotiations between the relevant parties. In the event such disputes cannot be so resolved, such disputes shall be resolved as provided in Section 12.1(b).

                           (b) The parties shall submit any controversy or claim
arising out of, relating to or in connection with this Warrant, or the breach hereof or thereof ("Demand for Arbitration"), to arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules then in effect (collectively, "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                           (c) The place of arbitration shall be Dayton, Ohio.

                           (d) The parties shall attempt, by agreement, to
nominate a sole arbitrator for confirmation by the AAA. If the parties fail to so nominate a sole arbitrator within thirty (30) days from the date when the Demand for Arbitration has been communicated by the initiating party, the arbitrator shall be appointed by the AAA in accordance with the AAA Rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the parties in accordance with this Section 12.1. A hearing on the matter in dispute shall commence within thirty (30) days following selection of the arbitrator, and the decision of the arbitrator shall be rendered no later than sixty (60) days after commencement of such hearing.

                           (e) An award rendered in connection with an
arbitration pursuant to this Section shall be final and binding upon the parties, and the parties agree and consent that the arbitral award shall be conclusive proof of the validity of the determinations of the arbitrator set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

                           (f) The parties agree that the award of the arbitral
tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The parties hereby waive all IN PERSONAM jurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

                           (g) The arbitrator shall issue a written explanation
of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision to both parties. The arbitrator shall apportion to each party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrator deems just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrator pending arbitration of the dispute. Either party may make an application to the arbitrator seeking injunctive or other interim relief, and the arbitrator may take whatever interim measures he deems necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall only have the authority to award any remedy or relief (except EX PARTE relief) that a Court of Common Pleas of the State of Ohio could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

                           (h) Either party may file an application in any
proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The parties may also commence legal action in lieu of any arbitration under this
Section 12.1 in connection with any third party litigation proceedings.

                           (i) For purposes of any suit, action or legal
proceeding permitted under this Section 12.1, each party (a) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the courts of the State of Ohio or, if it has or can require jurisdiction, United States District Court for the Southern District (Western Division) of Ohio for the purposes of any suit, action or legal proceeding in connection with this Warrant including to enforce an arbitral resolution, settlement, order or award made pursuant to this Warrant (including pursuant to the U.S. Arbitration Act or otherwise), and (b) the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each party hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of Ohio or, if it has or can require jurisdiction, the United States District Court for the Southern District (Western Division) of Ohio and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Ohio or any other jurisdiction.

         12.2 GOVERNING LAW. This Warrant shall be governed by the laws of the State of Ohio without regard to choice of law provisions thereof.

         12.3 ENTIRE AGREEMENT; AMENDMENT. This Warrant and the attachments hereto together with the Software Services Agreement by and among the Company, rexstores.com, Inc. and RSC dated January 21, 2000, constitute the full and entire agreement between the parties with respect to the subject matter hereof, and supersede all prior oral and written agreements and understandings between the parties. Except as expressly provided in this Warrant, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         12.4 NOTICES, ETC. All notices and other communications hereunder shall be deemed given if given in writing and delivered by hand, prepaid express or courier delivery service or by facsimile transmission confirmed electronically or by voice or mailed by registered or certified mail (return receipt requested), or postage fees prepaid, to the party to receive the same at the respective addresses set forth below (or at such other address as may from time to time be designated by such Party in accordance with this Section 12.4):

         If to REX Stores Corporation :

                  REX Stores Corporation
                  2875 Needmore Road
                  Dayton, Ohio  45414
                  Telephone:  (937) 276-3931
                  Facsimile:    (937) 276-8643
                  Attn: Douglas Bruggeman, Vice President-Finance

         With copies to:

                  Chernesky, Heyman & Kress, P.L.L.
                  10 Courthouse Plaza, SW
                  Suite 1100
                  Dayton, Ohio  45401
                  Telephone: (937) 449-2830
                  Facsimile:   (937) 449-2821
                  Attn: Edward M. Kress, Esq.

         If to Zengine:

                  Zengine, Inc.
                  6100 Stewart Boulevard
                  Fremont, California 94538
                  Telephone: (510) 651-6400
                  Facsimile:   (510) 651-3200
                  Attn: Joseph M. Savarino, President

                  With copies to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W., Suite 1200
                  Washington, D.C.  20005
                  Telephone: (202) 347-0300
                  Facsimile:   (202) 347-2172
                  Attn: Jeffrey A. Koeppel, Esq.

         All such notices and communications hereunder shall for all purposes of this Warrant be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid. For purposes of this Warrant, "Business Day" is any day that banks are open for business in the State of Ohio.

         12.5 EXPENSES. Each of the parties shall bear all legal, accounting and other transaction expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Warrant.

         12.6 COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         12.7 SEVERABILITY. In the event that any provision of this Warrant becomes or is declared by an arbitrator or a court of competent jurisdiction to be illegal, unenforceable or void, this Warrant shall continue in full force and effect without said provision; provided that such remainder shall be interpreted by the parties so as best to reasonably affect the intent of the parties and to maintain the economic benefit of this Warrant to all parties.

         12.8 TITLES AND SUBTITLES. The titles and subtitles used in this Warrant are used for convenience only and are not considered in construing or interpreting this Warrant.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by their respective officers thereunto duly authorized.



HOLDER: REX STORES CORPORATION                       ISSUER:  ZENGINE, INC.



By:      ____________________________                By:  ______________________
Name:  ____________________________                  Name: _____________________
Title:   ____________________________                Title:   __________________

                               NOTICE OF EXERCISE

To:      ZENGINE, INC.

         (1) The undersigned hereby (A) elects to purchase ______ shares of Common Stock of Zengine, Inc., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of ______ shares of Common Stock, pursuant to the provisions of Section 3(c) of the attached Warrant.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of the Common Stock to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned or in such other name as is specified in the space following:
-------------------------------------------------------------------------------



-----------------------------                     -----------------------------
(Date)                                            (Name)



                                                  ------------------------------
                                                  (Signature)

                                                  ------------------------------
                                                  (Address)

                                                  ------------------------------
                                                  (Telephone No./Facsimile No.)

                                                  ------------------------------
                                                  (Tax payer Identification No.)

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

NAME OF ASSIGNEE           ADDRESS          TAXPAYER I.D. NO.      NO. OF SHARES
--------------------------------------------------------------------------------



and does hereby irrevocably constitute and appoint ______________ Attorney to make such transfer on the books of ZENGINE, INC., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee has acknowledged to it in writing that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

                                            REX Stores Corporation


Dated: _________________________

                                            Signature of Holder


                                            Name: ______________________________

                                            Title: _____________________________